Exhibit 99.1

OSI RESTAURANT PARTNERS, LLC REPORTS
COMPARABLE-STORE SALES

Tampa, Florida, February 17, 2011 – OSI Restaurant Partners, LLC today reported comparable-store sales for the Company’s significant restaurant brands for the quarter ended December 31, 2010.

Liz Smith, Chief Executive Officer, remarked, “We were pleased with our top line results in generating a third consecutive quarter of positive comparable-store sales growth and share gains across all of our major concepts.  We also made good progress during the quarter on our key objective of building the organization and infrastructure to achieve long-term sustainable growth.”

Compared to the same quarter in 2009 comparable-store sales changed by approximately:

Quarter ended December 31, 2010	Company- owned	Franchise and development joint venture (1)	System-wide
Domestic comparable-store sales (stores open 18 months or more)
Outback Steakhouse	2.5%	1.6%	2.4%
Carrabba’s Italian Grill	5.4%	8.7%	5.4%
Bonefish Grill	9.3%	10.0%	9.3%
Fleming’s Prime Steakhouse and Wine Bar	18.4%	n/a	18.4%
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(1)
These sales do not represent sales of OSI Restaurant Partners, LLC and are presented only as an indicator of changes in the Company’s restaurant system, which management believes is important information about the Company’s restaurant brands.

The OSI Restaurant Partners, LLC restaurant system operates in 49 states and 23 international countries.

For the quarter and year ended December 31, 2010, the Company will be releasing supplemental earnings information and conducting a conference call at the time the Company files its annual report on Form 10-K.

Contact:
Dirk Montgomery
Chief Financial Officer of OSI Restaurant Partners, LLC
(813) 282-1225